Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement on Form S-3 (Nos. 333-205059, 333-205071) and in the Registration Statement on Form S-8 (333-76537; 333-108681; 333-117069; 333-147270, 333-162453, 333-181442) of DDR Corp. of our report dated March 19, 2014, relating to the consolidated financial statements of Sonae Sierra Brazil BV Sarl as of and for the years ended December 31, 2013 and 2012, and the related notes to the consolidated financial statements (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to information on the nature and effect of differences in accounting practices in conformity with IFRS as issued by IASB and accounting principles generally accepted in United States of America, presented in Note 31 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of DDR Corp. for the year ended December 31, 2015.

/s/ DELOITTE TOUCHE TOHMATSU

Auditores Independentes

February 24, 2016

São Paulo, Brazil